UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2019

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	814-00991	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 23, 2019, Mill City Ventures III, Ltd. (the “Company”) held a special meeting of its shareholders consistent with the disclosures set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 26, 2019, and first mailed to the shareholders of the Company on December 6, 2019. At the meeting, the sole proposal, which was the approval of the Company’s withdrawal of its election to be regulated as a business development company (BDC) under the federal Investment Company Act of 1940 (the “1940 Act”) was approved.

Under the 1940 Act, the approval of the proposal required the affirmative vote of a “majority” of our outstanding voting securities. A “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares of our common stock present at the special meeting, if the holders of 50% or more of our outstanding shares of Common Stock are present or represented by proxy, or (ii) more than 50% of the outstanding shares of our common stock, whichever is less.

The voting results were as follows: 9,003,423 voted in favor of the proposal (representing approximately 99.9% of shares present at the meeting, and 81.2% of all outstanding shares eligible to be voted at the meeting), and 7,576 shares abstained from voting on the proposal.

The Company anticipates filing a Form N-54C with the Commission on or before the close of business on December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: December 23, 2019
	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer